Exhibit 4.2

OFFICERS’ CERTIFICATE

OF

HANCOCK HOLDING COMPANY

Pursuant to Sections 1.02 and 3.01 of the Indenture

Michael M. Achary, Executive Vice President and Chief Financial Officer, and Joy Lambert Phillips, Executive Vice President, General Counsel and Corporate Secretary, of Hancock Holding Company (the “Company”), pursuant to Sections 1.02 and 3.01 of the Indenture, dated as of March 9, 2015 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), each hereby certifies that, in connection with the execution and delivery of and the issuance by the Company under the Indenture of $150,000,000 aggregate principal amount of the Company’s 5.95% Subordinated Notes due 2045 (the “Notes”):

1. He or she has read the covenants and conditions, and the definitions relating thereto, provided for in the Indenture relating to the authentication and delivery of the Notes and in respect of compliance with which this certificate is being delivered.

2. He or she has examined the corporate records of the Company relating to the sale of the Notes, and other documents as he or she has deemed necessary or appropriate as a basis for the opinion expressed below in paragraph 4, including:

the resolutions adopted by the Board of Directors of the Company on February 25, 2015 and the resolutions adopted by the Pricing Committee of the Board of Directors dated March 2, 2015; and

the Certificate of Incorporation of the Company, as amended or restated, as applicable and the By-laws of the Company, as amended or restated, as applicable.

3. In his or her opinion, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.

4. In his or her opinion, all such covenants and conditions, and all conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes as requested in the accompanying Company Order of even date herewith, have been complied with.

5. Pursuant to the resolutions duly adopted by the Board of Directors of the Company dated February 25, 2015 and the resolutions duly adopted by the Pricing Committee of the Board of Directors dated March 2, 2015, the following have been established:

A.	the title of the Notes is the “5.95% Subordinated Notes due 2045” and the CUSIP Number distinguishing this series is 410120 307;

B.	the aggregate principal amount of the Notes which may be authenticated and delivered (except for Notes authenticated and delivered upon registration of or transfer of, or in exchange for, or in lieu of, other Notes pursuant to the Indenture) under the Indenture is initially limited to $150,000,000, it being understood that the aggregate principal amount of the Notes may be increased from time to time in the future upon authorization of the Company;

C.	the Notes will mature on June 15, 2045;

D.	the Notes issued will bear interest at the rate equal to 5.95%, from the dates set forth in the Note and such interest will be payable in the manner set forth in the Note;

E.	principal (and premium, if any) and the interest on the Notes is payable to the Trustee as Paying Agent for the Notes and the Company may choose to pay interest by making wire or other electronic funds transfers (provided that the Paying Agent shall have received appropriate wire transfer instructions at least five Business Days prior to the applicable Interest Payment Date) or alternatively, by mailing a check to the address of the person entitled thereto as it appears in the Security Register;

F.	the Notes may be redeemed as set forth in the Note;

G.	no sinking fund is provided for the Notes;

H.	the Notes will be issued only in denominations of $25 each and integral multiples of $25 in excess thereof;

I.	the Notes shall be subject to Defeasance in accordance with Section 13.02 of the Indenture;

J.	the Notes shall be issued in whole in the form of one or more Global Securities, and the Depositary for the Notes shall be The Depository Trust Company; and

K.	the terms of the Notes shall include such other terms as are set forth in the Form of Note attached hereto as Exhibit A and in the Indenture, which form is hereby approved.

Capitalized terms used and not defined herein have the meanings ascribed to them in the Indenture.

[Signature page follows]

IN WITNESS WHEREOF, this certificate has been executed as of the 9th day of March 2015.

/s/ Michael M. Achary
Michael M. Achary Executive Vice President and Chief Financial Officer

/s/ Joy Lambert Phillips
Joy Lambert Phillips Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT A

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A DEPOSITORY INSTITUTION AND IS NOT SECURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT ENTITY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

FORM OF SECURITY REPRESENTING THE NOTES

[FACE OF NOTE]

5.95% Subordinated Note due 2045	CUSIP 410120 307

R	$150,000,000

HANCOCK HOLDING COMPANY, a Mississippi corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the amount set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto on June 15, 2045.

Interest Rate:	5.95% per annum

Interest Payment Dates:	March 15, June 15, September 15 and December 15, commencing June 15, 2015

Regular Record Dates:	The March 1, June 1, September 1 and December 1 preceding each Interest Payment Date

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date

HANCOCK HOLDING COMPANY,

by
	Name: Title:	Michael M. Achary Executive Vice President and Chief Financial Officer

Attest:
	Name:	Joy Lambert Phillips
	Title:	Executive Vice President, General Counsel and Corporate Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the 5.95% Subordinated Notes due 2045 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee,

by
Authorized Signatory

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[REVERSE SIDE OF NOTE]

HANCOCK HOLDING COMPANY

5.95% Subordinated Note due 2045

1.	Principal and Interest.

The Company promises to pay the principal of this Note on June 15, 2045.

The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of 5.95% per annum.

Interest will be payable quarterly on each Interest Payment Date, commencing June 15, 2015, to the Holders of record of the Notes at the close of business on the Regular Record Date (whether or not a Business Day), as set forth on the face of this Note, immediately preceding each Interest Payment Date.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid or duly provided for, from March 9, 2015. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Indenture and Subordination.

This Global Security is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued under the Indenture, dated as of March 9, 2015 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Indebtedness evidenced by the Notes is, to the extent and in the manner set forth in the Indenture subordinate and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company and each Holder of a Note, by accepting the same, agrees to and shall be bound by the provisions of the Indenture with respect thereto.

The Notes are general unsecured obligations of the Company. The Notes will initially be limited to an original aggregate principal amount of $150,000,000, but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and any such additional Notes shall constitute a single series of Securities under the Indenture and the originally issued Notes and any such additional Notes shall vote together for all purposes as a single class.

3.	Redemption; Discharge Prior to Redemption or Maturity.

This Note is subject to redemption by the Company in whole or in part from time to time on June 15, 2020, or on any Interest Payment Date thereafter, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the date of the redemption, subject to the approval of the Federal Reserve, if then required. If the Company redeems only a portion of the Notes on any date of redemption, it may subsequently redeem additional Notes.

Notice of any redemption will be mailed or transmitted at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. Unless the Company defaults in payment of the Redemption Price on the Notes, on and after the Redemption Date, interest will cease to accrue on the Notes or portions called for redemption.

There is no sinking fund or mandatory redemption applicable to this Note.

The Notes may be defeased by the Company, pursuant to Section 13.02 of the Indenture, provided the Company irrevocably deposits with the Trustee money or U.S. Government Securities sufficient to pay the then Outstanding principal of and accrued interest on the Notes to redemption or maturity and the Company may in certain circumstances be discharged from the Indenture and the Notes.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $25 principal amount and any multiple of $25 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Company or Security Registrar may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Company will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture provides that in the event of a Default in the payment of interest or principal or the performance of any covenant or agreement in the Notes or the Indenture (each of which is defined in the Indenture to be a “Default”), the Trustee may, subject to certain limitations and conditions, seek to enforce payment of such interest or principal or the performance of such covenant agreement. There will be no right of acceleration in the case of a Default.

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6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

7.	Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

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ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial principal amount of this Global Security is $150,000,000 (ONE HUNDRED FIFTY MILLION DOLLARS). The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

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